                                                                    Exhibit 4(c)

                                 AMENDMENT NO. 2

                          Dated as of December 11, 1996


            AMENDMENT by and among AMSCAN HOLDINGS, INC., a corporation organized under the laws of the State of Delaware, AMSCAN INC., a corporation organized under the laws of the State of New York (for itself and as successor by merger to Kookaburra USA, Ltd. and Deco Paper Products, Inc.), and TRISAR INC. (collectively, the "Borrowers" and each, individually, a "Borrower"), each of the banks parties to The Credit Agreement (as hereinafter defined) (the "Banks") and THE CHASE MANHATTAN BANK (successor by merger to THE CHASE MANHATTAN BANK, N.A.), as agent for the Banks (in such capacity, together with its successors and assigns in such capacity, the "Agent").

            PRELIMINARY STATEMENTS:

            A. Amscan Inc., Trisar, Inc., the Banks and the Agent have entered into a Credit Agreement dated as of September 20, 1995, as amended by that certain Amendment No. 1, dated as of November 14, 1996 (the "Credit Agreement"; the capitalized terms defined therein being used herein as therein defined unless otherwise defined herein).

            B. Amscan Holdings, Inc. was incorporated on October 3, 1996 for the purpose of becoming the holding company for Amscan Inc., Trisar Inc. and certain other Affiliates of the Borrowers.

            C. Amscan Holdings, Inc. plans to make an initial public offering of its capital stock substantially in accordance with the terms and conditions of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 15, 1996 (the receipt by Amscan Holdings, Inc. of the net proceeds of said offering hereinafter the "Amscan IPO").

            D. The Borrowers, the Banks and the Agent have agreed to amend the Credit Agreement and certain other Facility Documents as hereinafter set forth.

            SECTION 1. Amendments. The Facility Documents are, effective as of the date of the Amscan IPO and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

                  (a) The terms "Borrowers" and "Borrower" contained in the First Preamble of the Credit Agreement are amended by adding Amscan Holdings, Inc., a Delaware corporation, as a Borrower and by deleting Kookaburra USA, Ltd. and Deco Paper Products, Inc. as Borrowers.

                  (b) The definition of the term "Change of Ownership" is deleted from Section 1.1 of the Credit Agreement.

                  (c) The definition of the term "Shareholder Payments" is deleted from Section 1.1 of the Credit Agreement.

                  (d) The definition of the term "Guarantors" contained in
Section 1.1 of the Credit Agreement is amended and restated in full to read as follows:

                  "Guarantors" means each Person who delivers a guaranty of all or any portion the Borrowers' obligations under this Agreement or any other Facility Document.

                  (e) The definition of the term "Restricted Payment Allowance" contained in Section 1.1 of the Credit Agreement is amended and restated in full to read as follows:

                  "Restricted Payment Allowance" means, at any date of determination thereof, for the Borrowers, on a combined basis in accordance with GAAP,

                  If such date of determination is prior to the Amscan IPO:

                  (a) 50% of net profit for the immediately preceding fiscal year of the Borrowers, reduced by an amount equal to federal and state income taxes utilizing the highest marginal tax rates for individuals, plus (b) provided that the Borrowers have not incurred a loss on a combined basis in the immediately preceding four fiscal quarters, the unused amount of the Restricted Payment Allowance for the immediately preceding fiscal year (calculated without giving effect to carryovers from fiscal years prior to the immediately prior fiscal year), minus (c) dividends already paid in such fiscal year by the Borrowers pursuant to
      Section 7.6, minus (d) the cost of any stock repurchases already made in such fiscal year by the Borrowers pursuant to Section 7.6, minus (e) monies already paid in such fiscal year by the Borrowers for investments pursuant to subsection (h) of Section 7.5, minus (f) Total Consideration already paid by the Borrowers in such fiscal year on account of any Acceptable Acquisition pursuant to Section 7.11.

                  If such date of determination is the date of the Amscan IPO or thereafter:

                  (a) 50% of net profit (after adjusting for the IPO Payments) for the immediately preceding fiscal quarter of the Borrowers, demonstrated to the Bank's satisfaction, plus (b) the unused amount of the Restricted Payment Allowance for preceding fiscal periods minus (c) dividends already paid in such fiscal year by the Borrowers pursuant to
      Section 7.6, minus (d) the cost of any stock repurchases already made in such fiscal year by the Borrowers pursuant to Section 7.6, minus (e) monies already paid in such fiscal year by the Borrowers for investments pursuant to subsection (h) of Section 7.5, minus (f) Total Consideration already paid by the Borrowers in such fiscal year on account of any Acceptable Acquisition pursuant to Section 7.11.

                  (f) The definition of the term "Pledge Agreements" contained in Section 1.1 of the Credit Agreement is amended and restated in full to read as follows:

                  "Pledge Agreements" means the pledge agreements in the form of Exhibit E-1 to be delivered by the Borrowers under the terms of this Agreement.

                  (g) The definition of the term "EBIT" contained in Section 1.1 of the Credit Agreement is amended and restated in full to read as follows:

                  "EBIT" means, for any Person, for any period, (i) operating earnings before Interest Expense, taxes and extraordinary items for such Person, plus (ii) administrative fee income received from Amscan Distributors Canada Ltd., less (iii) such Person's Monthly Accruals, determined in accordance with GAAP, plus (iv) the IPO Payments, if any.

                  (h) The definition of the term "EBITDA" contained in Section
      1.1 of the Credit Agreement is amended and restated in full to read as follows:

                  "EBITDA" means, for any Person, for any period, (i) operating earnings before Interest Expense, taxes, depreciation, amortization and extraordinary items for such Person, plus (ii) administrative fee income received from Amscan Distributors Canada Ltd., less (iii) such Person's Monthly Accruals, determined in accordance with GAAP, plus (iv) the IPO Payments, if any.

                  (i) The following new definitions are added in proper alphabetical order to Section 1.1 of the Credit Agreement:

                  "Amscan IPO" means the receipt by Amscan Holdings, Inc. of the net proceeds of an initial public offering of the capital stock of Amscan Holdings, Inc. substantially in accordance with the terms and conditions of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 15, 1996.

                  "Change of Control" means (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of greater than twenty percent (20%) of the outstanding shares of voting stock of Amscan Holdings, Inc., other than John Svenningsen or his heirs; or (ii) during any period of twelve (12) consecutive months following the Amscan IPO, individuals who at the beginning of such twelve (12) month period were directors of Amscan Holdings, Inc., together with any new directors whose election by the Board of Directors of Amscan Holdings, Inc. was approved by a majority of the directors then still in office and who are either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Amscan Holdings, Inc.

                  "Excluded Subsidiaries" shall mean Am-Source, Inc., Amscan Distributors (Canada) Ltd., Amscan Svenska AB, JCS Realty Corp., SSY Realty Corp., Amscan Holdings Limited, Amscan (Asia Pacific) Pty. Ltd., Amscan Partyartikel GmbH and Amscan de Mexico, S.A. de C.V.

                  "IPO Payments" shall mean, if the Amscan IPO shall have occurred and to the extent the following expenses have been incurred and expensed, the following expenses: (a) the $12,640,000 payment to Gerald C. Rittenberg in connection with the Amscan IPO, (b) the payment of $1,000,000 to E. Allan Shook and L. Randall Harris in connection with the discharge of contractual obligations, and (c) the contribution to the Employee Stock Ownership Plan of Amscan Holdings, Inc. in the amount of $3,000,000.

                  (j) Subsections 6.8(a) and (b) of the Credit Agreement are amended and restated in full as follows:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers, a consolidated balance sheet of Amscan Holdings, Inc. and the other Borrowers as of the end of such fiscal year and a consolidated income statement and statements of cash flows and changes in stockholders' equity of Amscan Holdings, Inc. and the other Borrowers for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the combined statements accompanied by an opinion thereon acceptable to the Agent and each of the Banks by KPMG Peat Marwick or other independent accountants of national standing selected by the Borrowers;

                  (b) as soon as available and in any event, within 45 days after the end of each of the first three quarters of each fiscal year of the Borrowers thereafter, a consolidated balance sheet of Amscan Holdings, Inc. and the other Borrowers as of the end of such quarter and a consolidated income statement and statements of cash flows and changes in stockholders' equity, of Amscan Holdings, Inc. and the other Borrowers for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the President, Treasurer or Chief Financial Officer of Amscan Holdings, Inc. (subject to year-end adjustments);

                  (k) The following are added as new Subsections 6.8(k) and (l) of the Credit Agreement, and the following paragraphs relettered accordingly:

                  (k) as soon as available after filing the same with the Securities and Exchange Commission, but in no event later than 45 days after the end of each of the first three fiscal quarter of the Borrowers, a true and compete copy of the Form 10-Q of Amscan Holdings, Inc.;

                  (l) as soon as available after filing the same with the Securities and Exchange Commission, but in no event later than 100 days after the end of each fiscal year of the Borrowers, a true and complete copy of the Form 10-K of Amscan Holdings, Inc.;

                  (l) Section 6.10 of the Credit Agreement is amended and restated in full as follows:

                  Section 6.10. Further Assurances. By January 31, 1997, negotiate in good faith with the Agent and the Banks to amend this Agreement and the other Facility Documents as may be reasonably requested by the Agent or the Banks to address issues arising from (a) the addition of Amscan Holdings, Inc. as a Borrower, (b) the Amscan IPO, or (c) the change of the tax status of the Borrowers from S Corporations to C Corporations.

                  (m) Section 6.11 of the Credit Agreement is amended and restated in full as follows:

                  Section 6.11. Additional Security. By January 31, 1997, executed and deliver a security agreement, a pledge agreement and such other security documents as the Agent and the Banks may reasonably request to grant and perfect a first priority security interest in the assets of Amscan Holdings, Inc. (other than the capital stock of the other Borrowers) to the Agent, for the ratable benefit of the Banks, as security for the obligations of the Borrowers under this Agreement and the other Facility Documents.

                  (n) Subsection 9.1(r) of the Credit Agreement is amended and restated in full as follows:

                  (r) There shall have been a Change in Control of Amscan Holdings, Inc.;

                  (o) Schedule 5.9 to the Credit Agreement is hereby replaced with Schedule 5.9 hereto.

                  (p) Section 7.6 of the Credit Agreement is amended and restated in full as follows:

                  Section 7.6 Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of such Borrower or another such Subsidiary, except that:

                        (a) such Borrower may declare and deliver dividends and make distributions payable solely in common stock of such Borrower;

                        (b) such Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock;

                        (c) such Borrower may pay other dividends not to exceed the Restricted Payment Allowance, provided that the Borrowers have provided the Agent, at least seven (7) days prior to declaring such a dividend, with their calculation (in form and substance satisfactory to the Agent) showing that the proposed dividend does not exceed the Restricted Payment Allowance.

                  (q) Section 8.2 of the Credit Agreement is amended and restated in full as follows:

                  Section 8.2 Capital Expenditures. The Borrowers shall not make or permit to be made Combined Capital Expenditures during any fiscal year of the Borrowers to exceed the following amounts in the aggregate:

                      Fiscal Year            Combined Capital
                      -----------            ----------------
                                             Expenditures
                                             ------------
                      1995                   $10,000,000
                      1996                   $11,000,000
                      1997                   25% of EBITDA
                                             minus the amount by
                                             which 1996 Combined
                                             Capital Expenditures
                                             exceed $10,000,000,
                                             but not to exceed
                                             $10,000,000
                      1998 and thereafter    25% of EBITDA, not
                                             to exceed
                                             $10,000,000 annually

            SECTION 2. Release. Effective upon the satisfaction of each of the following conditions: (i) the filing by or on behalf of Amscan Holdings, Inc. of a request to the Securities and Exchange Commission to accelerate the effectiveness of the Registration Statement on Form S-1 filed by Amscan Holdings, Inc. in connection with the Amscan IPO and (ii) the issuance of shares of Amscan Inc. common stock and the making of a cash payment to Gerald C. Rittenberg as contemplated by the Stock Agreement dated October 9, 1996 among Gerald C. Rittenberg, the Stockholder and Amscan Inc. (the "Release Date"), the obligations of the Stockholder under the Pledge Agreement delivered by the Stockholder pursuant to the terms of the Credit Agreement (the "Stockholder Pledge Agreement") are terminated and the Pledged Shares (as such term is defined in the Stockholder Pledge Agreement) are released from any Lien in favor of the Agent and the Banks. The foregoing release (the "Release") is subject to the following limitations, terms and conditions:

                  (a) The Release is granted without prejudice to any right the Agent or any Bank may have, on any future date, to declare the Borrowers to be out of compliance with any term or provision of the Credit Agreement, other than for the sale of the Collateral subject to the Stockholder Pledge Agreement.

                  (b) The Release shall have no effect on any other portions of the Credit Agreement, all of which shall remain in full force and effect, including all of the Agent's and the Banks' right and remedies thereunder, all of which are expressly reserved.

                  (c) The Agent's and the Banks' granting of the Release shall not be deemed to limit or hinder any rights of the Agent or any Bank under the Credit Agreement, nor shall it be deemed to create or infer a course of dealing between the Agent or any Bank and the Borrowers with regard to any provision of the Credit Agreement.

            SECTION 3. Consent. Effective on the Release Date, the Agent and the Banks hereby consent to the exchange of the shares of the capital stock of the Borrowers by the Stockholder for capital stock of Amscan Holdings, Inc. (the "Exchange") (the "Exchange Consent"). Effective as of the date of the Amscan IPO and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Agent and the Banks hereby consent to the offering of up to 6,152,500 shares of common stock in the Amscan IPO (the "Offering") (the "Offering Consent" and, together with the Exchange Consent, collectively, the "Consent"). The Consent is subject to the following limitations, terms and conditions:

                  (a) The Consent is granted without prejudice to any right the Agent or any Bank may have, on any future date, to declare the Borrowers to be out of compliance with any term or provision of the Credit Agreement, for a reason other than the Exchange and the Offering as referenced above.

                  (b) The Consent shall have no effect on any other portions of the Credit Agreement, all of which shall remain in full force and effect, including all of the Agent's and the Banks' rights and remedies thereunder, all of which are expressly reserved.

                  (c) The Agent's and the Banks' granting of the Consent shall not be deemed to limit or hinder any rights of the Agent or any Bank under the Credit Agreement, nor shall it be deemed to create or infer a course of dealing between the Agent or any Bank and the Borrowers with regard to any provision of the Credit Agreement.

            SECTION 4. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Banks and the Agent, and
Section 1 and the Offering Consent hereof shall become effective when, and only when, the Agent shall have additionally (i) received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Agent and its legal counsel and (ii) have received evidence satisfactory to it of the occurrence of the following non-documentary conditions:

                  (a) Certified copies of (i) the resolutions of the Board of Directors of each Borrower approving this Amendment and the matters contemplated hereby, (ii) the Certificate of Incorporation and Bylaws of each Borrower, (iii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby, (iv) the Stock Agreement dated October 9, 1996 among Gerald C. Rittenberg, the Stockholder and

Amscan Inc., and (v) the amended form of registration statement for the Amscan IPO filed with the SEC on December 12, 1996.

                  (b) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

                  (c) A favorable opinion of Kurzman & Eisenberg, counsel for the Borrowers, to the effect that this Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and confirming the opinion of McCarthy, Fingar, Donovan, Drazen & Smith, legal counsel to the Borrowers, furnished as of September 20, 1995 pursuant to Section 4.1(i) of the Credit Agreement, with references therein to the Credit Agreement to mean the Credit Agreement as amended by this Amendment.

                  (d) A schedule of all of the subordinated debt of the Borrowers, calculated on a pro forma basis to take into account the Amscan IPO and the transactions anticipated to be carried out in connection therewith;

                  (e) A schedule of the Subsidiaries and affiliates of each of the Borrowers;

                  (f) The payment of a $10,000 amendment fee to the Agent;

                  (h) The Amscan IPO shall have occurred on or before January 31, 1997.

                  (h) An Amended and Restated Promissory Note in favor of each of the Banks, duly executed and delivered to each such Bank.

                  (i) A certificate dated as of the date of the Amscan IPO signed by a duly authorized officer of each Borrower stating that:

                  (i) The representations and warranties contained in Section 5 hereof and in the Credit Agreement and each other Facility Document are true and correct on and as of the date of such certificate as though made on and as of such date, and

                  (ii) No event has occurred and is continuing which constitutes a Default or an Event of Default.

            SECTION 5 Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment.

                  (b) The execution, delivery and performance by such Borrower of this Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws, (ii) law or any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower.

                  (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

                  (d) This Amendment and each of the other Facility Documents as amended hereby, to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

                  (e) The Security Agreement constitutes valid and perfected first priority security interests and liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of such Borrower under the Facility Documents (including, without limitation, L/C Credits), as amended hereby, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of such Security Agreement.

                  (f) There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of such Borrower or any Subsidiary. There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby.

                  (g) The pro forma balance sheet and income statement, dated as of September 30, 1996, calculated to take into effect the Amscan IPO and the transactions contemplated in connection therewith, are true and correct. Copies of the pro forma balance sheet and income statement have been provided to the Banks.

                  (h) John Svenningsen, following the Amscan IPO, will remain the legal and beneficial owner of a majority of the voting capital stock of Amscan Holdings, Inc., which will remain the legal and beneficial owner of a majority of the voting capital stock of Amscan Inc. and Trisar, Inc.

                  (i) There has been no material adverse change in the business, management, operations, properties, prospects or condition (financial or otherwise) of the Stockholder of the Borrowers or their respective subsidiaries since the end of the last fiscal period reflected in the latest financial statements provided to the Banks.

            SECTION 6. Reference to and Effect on the Facility Documents.

                  (a) Upon the effectiveness of Sections 1, 2 and 3 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement, the Notes and the other Facility Documents, shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations, indebtedness and liabilities of the Borrowers to the Bank under the Credit Agreement and the other Facility Documents (including, without limitation, L/C Credits), as amended hereby.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Banks under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

            SECTION 7. Pledge of Shares. Amscan Holdings, Inc. hereby covenants and agrees that, in the event that (a) the Exchange has taken place and (b) the Amscan IPO has not occurred on or prior to January 31, 1997, it shall pledge all of the capital stock of Amscan Inc. and Trisar, Inc. to secure the obligations of the Borrowers under the Credit Agreement and the other Facility Documents substantially on the terms and conditions of the Stockholder Pledge Agreement.

            SECTION 8. Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Agent and the Banks as to its rights and responsibilities hereunder and thereunder. The Borrowers further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

            SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    Borrowers:

                                    AMSCAN HOLDINGS, INC.


                                    By: /s/ John Jordan
                                        --------------------------------
                                        Name:  John P. Jordan
                                        Title: Vice President


                                    AMSCAN INC.


                                    By: /s/ John Jordan
                                        --------------------------------
                                        Name:  John P. Jordan
                                        Title: Vice President


                                    TRISAR INC.


                                    By: /s/ John Jordan
                                        --------------------------------
                                        Name:  John P. Jordan
                                        Title: Vice President

                                    Agent:

                                    THE CHASE MANHATTAN BANK
                                    (successor by merger to The Chase Manhattan
                                    Bank, N.A.)

                                    By:           /s/ CAROL A. KORNBLUTH
                                        ----------------------------------------
                                        Carol A. Kornbluth
                                        Vice President

                                    Banks:

                                    THE CHASE MANHATTAN BANK
                                    (successor by merger to The Chase Manhattan
                                    Bank, N.A.)


                                    By:          /s/ CAROL A. KORNBLUTH
                                        ----------------------------------------
                                        Carol A. Kornbluth
                                        Vice President


                                    FIRST UNION NATIONAL BANK
                                    (as successor to First Fidelity Bank, N.A.)


                                    By:         /s/ MICHAEL CHALIAN
                                        ----------------------------------------
                                        Michael Chalian
                                        Senior Vice President


                                    FLEET BANK, N.A.
                                    (for itself and as successor to
                                    NatWest Bank, N.A.)


                                    By:        /s/ NEIL PLATT
                                        ----------------------------------------
                                        Neil Platt
                                        Vice President